   As filed with the Securities and Exchange Commission on July 2, 1999

                                                 Registration No. 333-81107
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                              Amendment No. 1

                                    To
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                               ----------------
                               LOISLAW.COM, INC.
             (Exact name of Registrant as specified in its charter)

        Delaware                       7374                  71-0655999
     (State or other             (Primary Standard        (I.R.S. Employer
     jurisdiction of                Industrial           Identification No.)
    incorporation or            Classification Code
      organization)                   Number)

                               ----------------
                             105 North 28th Street
                           Van Buren, Arkansas 72956
                                 (501) 471-5581
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               ----------------
                                 KYLE D. PARKER
               Chairman of the Board and Chief Executive Officer
                               Loislaw.com, Inc.
                             105 North 28th Street
                           Van Buren, Arkansas 72956
                                 (501) 471-5581
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------
                                   Copies to:
            Kenn W. Webb, Esq.                Lawrence S. Wittenberg, Esq.
         Thompson & Knight, P.C.             Testa, Hurwitz & Thibeault, LLP
     1700 Pacific Avenue, Suite 3300                 125 High Street
           Dallas, Texas 75201                 Boston, Massachusetts 02110
              (214) 969-1700                         (617) 248-7000

                               ----------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

   If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [_]

   If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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--------------------------------------------------------------------------------

ITEM 16. Exhibits and Financial Statement Schedules

 (a) Exhibits

 Exhibit
  Number  Description
 -------  -----------
  ***1.1  Form of Underwriting Agreement

    *2.1  Agreement and Plan of Merger, dated as of June 16, 1999

    *2.2  Certificate and Articles of Merger of Law Office Information Systems,
          Inc. (an Arkansas Corporation) with and into Loislaw.com, Inc. (a
          Delaware Corporation).

    *3.1 Certificate of Incorporation of Loislaw.com, as filed with the Secretary of State of Delaware on June 16, 1999.

    *3.2  Bylaws of Loislaw.com

   **3.3  Certificate of Designation as filed with the State of Delaware

  ***4.1  Specimen Certificate for shares of common stock

    *4.2  Amended and Restated Stockholders' Agreement, dated as of May 25,
          1999 by and among Loislaw.com and certain stockholders

    *4.3  Amended and Restated Registration Rights Agreement, dated as of May
          25, 1999 by and among Loislaw.com and certain stockholders

  ***5.1  Opinion of Thompson & Knight, P.C.

   *10.1  1996 Stock Option Plan

   *10.2  Form of Employment Agreement by and between Loislaw.com and Kyle D.
          Parker

   *10.3  Form of Employment Agreement by and between Loislaw.com and Mark O.
          Beyland

   *10.4  Reimbursement Agreement by and among Kyle D. Parker, as Trustee for
          The Parker Trust, Melissa Ann Parker and Capital Resource Lenders
          III, L.P. dated as of November 24, 1997, as amended on June 17, 1999.

   *10.5 Employment Agreement, effective as of July 2, 1996, by and between Loislaw.com and W. Clark Wigley

   *10.6  Corporate License and Services Agreement, effective as of February
          18, 1998, by and between Loislaw.com and Verity, Inc., as amended

   *10.7 Credit Agreement between Loislaw.com and Fleet National Bank, N.A., dated August 20, 1998

   *10.8  First Amendment to Credit Agreement, by and between Loislaw.com and
          Fleet National Bank, N.A., dated December 31, 1998

   *10.9  Second Amendment and Waiver to Credit Agreement, by and between
          Loislaw.com and Fleet National Bank, N.A., dated April 30, 1999

   *10.10 Third Amendment to Credit Agreement, by and between Loislaw.com and
          Fleet National Bank, N.A., dated May 25, 1999

   *10.11 Form of Indemnity Agreement with a schedule of pending director and officer signatories.

   *10.12 Lease Agreement by and between Loislaw.com and the Parker Law Office dated May 5, 1999.

  **10.13 Agreement by and between Loislaw.com and Pacific Data Conversion
          Corporation, dated December 29, 1998.

  **10.14 Agreement by and between Loislaw.com and Infocon, dated July 1, 1998

  **10.15 Master Services Agreement by and among Loislaw.com, Digital
          Publishing International Ltd. and Innodata Corporation, dated June
          10, 1998

 ***10.16 Employee Stock Purchase Plan.

 ***10.17 1999 Nonqualified Stock Option Plan for Nonemployee Directors

   *10.18 Senior Subordinated Note and Securities Purchase Agreement, dated as of November 24, 1997, by and between Loislaw.com and Capital Resource
          Lenders III, L.P., as amended.



 Exhibit
  Number  Description
 -------  -----------
   *10.19 Internet Services General Agreements by and between Loislaw.com and
          AT&T, dated as of December 21, 1998.

   *10.20 AT&T Contract Tariff Order Form by and between AT&T Corp. and
          Loislaw.com, dated as of April 6, 1999.

   *10.21 Agreement by and between AT&T Corp. and Loislaw.com for AT&T
          WorldNetSM Services, dated as of September 25, 1995.

   *10.22 Form of Customer Subscription Agreement.

   *21.0  Subsidiaries of Loislaw.com

 ***23.1  Consent of Thompson & Knight, P.C. (included in its opinion filed as
          Exhibit 5 hereto)

   *23.2  Consent of KPMG LLP

   *24.1  Power of Attorney (included on signature page of the Registration
          Statement as initially filed)

   *27.1  Financial Data Schedule

--------

*  Previously filed on June 18, 1999.

**  Filed herewith.

*** To be filed by amendment.

 (b) Financial Statement Schedules

   None.

   Schedules not listed above have been omitted because they are not required, are not applicable, or the information is included in the Financial Statements or Notes thereto.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Loislaw.com, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Buren, State of Arkansas, on July 2, 1999.

                                          Loislaw.com, Inc.

                                                   /s/ Kyle D. Parker
                                          By: _________________________________
                                            Kyle D. Parker
                                            Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons on July 2, 1999 in the capacities indicated:

              Signature                          Title
              ---------                          -----
          /s/ Kyle D. Parker           Chairman of the Board and
______________________________________  Chief Executive Officer
            Kyle D. Parker              (principal executive
                                        officer)


         /s/ Mark O. Beyland           President, Chief Financial
 ______________________________________  Officer and Director
           Mark O. Beyland

         /s/ Pamela G. Rogers          Controller and chief
 ______________________________________  accounting officer
           Pamela G. Rogers

         Robert C. Ammerman*           Director
 ______________________________________
          Robert C. Ammerman

             Randy Laney*              Director
 ______________________________________
            D. Randy Laney

           Hannah C. Stone*            Director
 ______________________________________
           Hannah C. Stone

   *BY:    /s/ Kyle D. Parker
______________________________________
            Kyle D. Parker
           Attorney-in-Fact

                               EXHIBIT INDEX

 Exhibit
  Number
 -------
  ***1.1  Form of Underwriting Agreement

    *2.1  Agreement and Plan of Merger, dated as of June 16, 1999

    *2.2  Certificate and Articles of Merger of Law Office Information Systems,
          Inc. (an Arkansas Corporation) with and into Loislaw.com, Inc. (a
          Delaware Corporation).

    *3.1 Certificate of Incorporation of Loislaw.com, as filed with the Secretary of State of Delaware on June 16, 1999.

    *3.2  Bylaws of Loislaw.com

   **3.3  Certificate of Designation as filed with the State of Delaware

  ***4.1  Specimen Certificate for shares of common stock

    *4.2  Amended and Restated Stockholders' Agreement, dated as of May 25,
          1999 by and among Loislaw.com and certain stockholders

    *4.3  Amended and Restated Registration Rights Agreement, dated as of May
          25, 1999 by and among Loislaw.com and certain stockholders

  ***5.1  Opinion of Thompson & Knight, P.C.

   *10.1  1996 Stock Option Plan

   *10.2  Form of Employment Agreement by and between Loislaw.com and Kyle D.
          Parker

   *10.3  Form of Employment Agreement by and between Loislaw.com and Mark O.
          Beyland

   *10.4  Reimbursement Agreement by and among Kyle D. Parker, as Trustee for
          The Parker Trust, Melissa Ann Parker and Capital Resource Lenders
          III, L.P. dated as of November 24, 1997, as amended on June 17, 1999.

   *10.5 Employment Agreement, effective as of July 2, 1996, by and between Loislaw.com and W. Clark Wigley

   *10.6  Corporate License and Services Agreement, effective as of February
          18, 1998, by and between Loislaw.com and Verity, Inc., as amended

   *10.7 Credit Agreement between Loislaw.com and Fleet National Bank, N.A., dated August 20, 1998

   *10.8  First Amendment to Credit Agreement, by and between Loislaw.com and
          Fleet National Bank, N.A., dated December 31, 1998

   *10.9  Second Amendment and Waiver to Credit Agreement, by and between
          Loislaw.com and Fleet National Bank, N.A., dated April 30, 1999

   *10.10 Third Amendment to Credit Agreement, by and between Loislaw.com and
          Fleet National Bank, N.A., dated May 25, 1999

   *10.11 Form of Indemnity Agreement with a schedule of pending director and officer signatories.

   *10.12 Lease Agreement by and between Loislaw.com and the Parker Law Office dated May 5, 1999.

  **10.13 Agreement by and between Loislaw.com and Pacific Data Conversion
          Corporation, dated December 29, 1998.

  **10.14 Agreement by and between Loislaw.com and Infocon, dated July 1, 1998

  **10.15 Master Services Agreement by and among Loislaw.com, Digital
          Publishing International Ltd. and Innodata Corporation, dated June
          10, 1998

 ***10.16 Employee Stock Purchase Plan.

 ***10.17 1999 Nonqualified Stock Option Plan for Nonemployee Directors

   *10.18 Senior Subordinated Note and Securities Purchase Agreement, dated as of November 24, 1997, by and between Loislaw.com and Capital Resource
          Lenders III, L.P., as amended.


 Exhibit
  Number
 -------
   *10.19 Internet Services General Agreements by and between Loislaw.com and
          AT&T, dated as of December 21, 1998.

   *10.20 AT&T Contract Tariff Order Form by and between AT&T Corp. and
          Loislaw.com, dated as of April 6, 1999.

   *10.21 Agreement by and between AT&T Corp. and Loislaw.com for AT&T
          WorldNetSM Services, dated as of September 25, 1995.

   *10.22 Form of Customer Subscription Agreement.

   *21.0  Subsidiaries of Loislaw.com

 ***23.1  Consent of Thompson & Knight, P.C. (included in its opinion filed as
          Exhibit 5 hereto)

   *23.2  Consent of KPMG LLP

   *24.1  Power of Attorney (included on signature page of the Registration
          Statement as initially filed)

   *27.1  Financial Data Schedule

--------

*  Previously filed on June 18, 1999.

**  Filed herewith

*** To be filed by amendment.